EXHIBIT 5.1

                           LOEB & LOEB LLP LETTERHEAD


                                  June 3, 2004

I.D. Systems, Inc.
One University Plaza
Hackensack, NJ 07601


                     Re: Registration Statement on Form S-3
                         --------------------------------------
Gentlemen:

                  We have acted as counsel to I.D. Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of an aggregate of 200,000 shares (the "Shares") of the common stock, par value $.0001 per share, of the Company (the "Common Stock") underlying warrants held by the selling stockholders named therein (the "Selling Stockholders").

         In this connection, we have reviewed (a) the Registration Statement;
(b) the Company's Certificate of Incorporation and Bylaws; (c) the form of warrant issued to the Selling Stockholders; and (e) certain records of the Company's corporate proceedings as reflected in its minute books. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company. Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

         Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and issued and are fully paid and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                                     Very truly yours,



                                                     /s/ LOEB & LOEB LLP
                                                     -------------------
                                                     LOEB & LOEB LLP